BlackRock New York Municipal Bond Fund of BlackRock Multi-State Municipal Series Trust (formerly Merrill Lynch New York Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 37 filed on September 28, 2006 (SEC Accession No. 0000891092-06-002844).